Exhibit 10.5
STOCK CANCELLATION AGREEMENT

This Stock Cancellation Agreement (this “Agreement”) is made and entered into on December 31, 2010, by and among Forgehouse, Inc., a Nevada corporation (the “Company”), and Christian Negri ( the “Stockholder”).

RECITALS

WHEREAS, as of the Closing (as defined below), the Stockholder is the record and beneficial owner of two million five hundred fifty thousand (2,550,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Company intends to enter into a financing transaction with an investor (the “Financing Agreement”); and

WHEREAS, in consideration of the investor’s willingness to enter into the transactions contemplated by the Financing Agreement, the Stockholder desires to have cancelled and the Company desires to cancel and retires all of the Shares effective as of the Closing.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. Cancellation of Shares.  As of the Closing, the Shares shall be cancelled and retired by the Company and shall be of no further force or effect. Upon the execution of  this Agreement by the Stockholder, the Stockholder shall deliver to the Company the certificate or certificates representing the Shares, duly executed for transfer, or accompanied by stock powers duly executed in blank (with a medallion guarantee or such other evidence of signature as the Company’s transfer agent may require).

2. Effectiveness of this Agreement.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Company or at such other place as the parties may mutually agree, prior to or concurrent with the closing of the Financing Agreement.  In the event the Company does not close the Financing Agreement, this Agreement shall not be executed by the Company and shall not become effective.  In that event, the Company shall deliver to the Stockholder all certificates representing the Shares.

3. Representations of Stockholder.  The Stockholder represents and warrants to the Company, as of the date the Stockholder executes this Agreement and as of the Closing, that:

(a) The Stockholder has the legal capacity to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder and is a valid and legally binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms.

(b) The Stockholder is the sole holder of record of the Shares (the “Stockholder’s Shares”), and is the beneficial owner of the Stockholder’s Shares, free and clear of all liens, and there exists no restriction on the transfer of the Stockholder’s Shares to the Company. The Stockholder shall deliver to the Company at Closing good and marketable title to the Stockholder’s Shares free and clear of all liens.

(c) No action has been taken by the Stockholder that would give rise to a claim against the Company for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

4. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to conflict-of-laws rules.

5. Undertakings.  The Stockholder and the Company hereby agrees to take whatever additional action and execute whatever additional documents may be reasonably necessary or advisable in order to carry out or effect one or more of the provisions of this Agreement.

6. Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document.  Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

7. Entire Agreement.  This Agreement and the agreements and instruments to be delivered by the parties at Closing represent the entire understanding and agreement between the parties and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings.

[signatures page to follow]

IN WITNESS WHEREOF, the parties have executed this Stock Cancellation Agreement as of the dates set forth below.

Forgehouse, Inc.
a Nevada corporation

By:           /s/ Christian Negri                                  Date:           December 31, 2010
 Christian Negri
Its:           Chief Executive Officer

CHRISTIAN NEGRI

/s/ Christian Negri                                                                        Date:           December 31, 2010
Christian Negri